SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2017, the Board of Directors (the “Board”) of Walgreens Boots Alliance, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, elected José E. Almeida to the Board effective immediately for a term continuing to the Company’s next Annual Meeting of Stockholders on January 17, 2018, when Mr. Almeida will be subject to election by stockholders. The Board also appointed Mr. Almeida to serve on the Compensation Committee and Nominating and Governance Committee of the Board.

Mr. Almeida has served as the Chairman of the Board and Chief Executive Officer of Baxter International Inc. (Baxter), a global medical products company, since January 2016. He began serving as an executive officer of Baxter in October 2015, having served as an operating executive with The Carlyle Group from May 2015 to October 2015. He served as the Chairman, President and Chief Executive Officer of Covidien plc (Covidien) from March 2012 to January 2015 prior to Medtronic Inc.’s acquisition of Covidien; and as President and Chief Executive Officer of Covidien from July 2011 to March 2012. He served in several executive roles at Covidien (formerly Tyco Healthcare) between April 2004 and June 2011. Mr. Almeida served on the board of directors of State Street Corporation from October 2013 to November 2015, Analog Devices, Inc. from December 2014 to November 2015 and EMC Corporation from January 2015 to November 2015.

There were no arrangements or understandings pursuant to which Mr. Almeida was appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Almeida that would be reportable under Item 404(a) of Regulation S-K. Mr. Almeida’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in the Company’s definitive proxy statement for its January 26, 2017 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 8, 2016.

Item 8.01 Other Events.

On April 19, 2017, the Company issued a press release announcing the election of Mr. Almeida to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated April 19, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: April 19, 2017	By:	/s/ Collin G. Smyser
	Title:	Vice President, Corporate Secretary